                         MARSHALL & ILSLEY CORPORATION               EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                  Three Months Ended June 30,
                                                -----------------------------
PRIMARY                                             1995             1994
-------                                         ------------     ------------
Earnings:
  Net income (loss)                                 $46,237         ($37,061)
                                                ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                      93,386           95,480
  Additional shares relating to:
    Convertible preferred stock                       3,833                -
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                          1,096                -
                                                ------------     ------------
Total average primary shares outstanding             98,315           95,480
                                                ============     ============

PRIMARY EARNINGS (LOSS) PER SHARE                     $0.47           ($0.39)
                                                ============     ============
FULLY DILUTED
-------------
Earnings:
  Net income (loss)                                 $46,237         ($37,061)
  Add: Interest on convertible notes,
    net of income tax effect                            465                -
                                                ------------     ------------
  Total earnings (loss) as adjusted                 $46,702         ($37,061)
                                                ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                      93,386           95,480
  Additional shares relating to:
    Convertible preferred stock                       3,833                -
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                          1,213                -
    Assumed conversion of convertible notes           3,844                -
                                                ------------     ------------
Total average fully diluted shares outstanding      102,276           95,480
                                                ============     ============

FULLY DILUTED EARNINGS (LOSS) PER SHARE               $0.46           ($0.39)
                                                ============     ============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.

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                         MARSHALL & ILSLEY CORPORATION               EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                   Six Months Ended June 30,
                                                 -----------------------------
PRIMARY                                              1995             1994
-------                                          ------------     ------------
Earnings:
  Net income                                         $92,372           $1,452
                                                 ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                       93,464           95,771
  Additional shares relating to:
    Convertible preferred stock                        3,833            2,345
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                           1,105            1,591
                                                 ------------     ------------
Total average primary shares outstanding              98,402           99,707
                                                 ============     ============

PRIMARY EARNINGS PER SHARE                             $0.94            $0.01
                                                 ============     ============
FULLY DILUTED
-------------
Earnings:
  Net income                                         $92,372           $1,452
  Add: Interest on convertible notes,
    net of income tax effect                             930                -
                                                 ------------     ------------
  Total earnings as adjusted                         $93,302           $1,452
                                                 ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                       93,464           95,771
  Additional shares relating to:
    Convertible preferred stock                        3,833            2,345
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                           1,284            1,608
    Assumed conversion of convertible notes            3,844                -
                                                 ------------     ------------
Total average fully diluted shares outstanding       102,425           99,724
                                                 ============     ============

FULLY DILUTED EARNINGS PER SHARE                       $0.91            $0.01
                                                 ============     ============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.